SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) December 14, 2004
      ------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         0-24708                    47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2004, Allen D. Petersen extended a revolving credit facility to Trinity Springs, Inc., ("Trinity") in a principal amount of up to $1,000,000 at an interest rate of 8% per annum with an initial advance of $500,000. The Registrant owns 85% of the issued and outstanding common stock of Trinity. Mr. Petersen sits on the Registrant's board of directors and, under the terms of the Intercreditor Agreement described below, Trinity agreed to use its best efforts to name Mr. Petersen and Jeremy Hobbs to its board as well. To induce Mr. Petersen to extend this loan to Trinity, the Registrant agreed to allow Mr. Petersen to receive a second mortgage on Trinity's real property in pari passu with the Registrant's existing second mortgage on Trinity's real property. The Registrant, Mr. Petersen and Trinity entered into an Intercreditor Agreement, dated as of December 14, 2004, which, among other things, sets forth the relative rights and interests of Mr. Petersen and the Registrant in Trinity's real property.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date: December 17, 2004         By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer